EXHIBIT 16

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants Member of Affilica International Alliance of worldwide accounting firms	322 Route 46 West Parsippany, NJ 07054 Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

October 31, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K dated October 31, 2013 filed by American Nano Silicon Technologies, Inc. (the “Company”), and are in agreement with the statements made by the Company with respect to us contained therein.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC